Exhibit 5.1

                              MANAGEMENT AGREEMENT


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                        NATIONAL INCOME AND GROWTH FUND
                              MANAGEMENT AGREEMENT

     AGREEMENT made this 14th day of May, 1993 by and between NATIONAL INCOME AND GROWTH FUND, a Massachusetts business trust (hereinafter called the "Fund") and NATIONAL SECURITIES & RESEARCH CORPORATION, a New York corporation (hereinafter called "National")

1. National, at its expense, undertakes to afford to the Fund the advice and assistance of National's organization with respect to the selection, acquisition, holding and the disposal of securities; and advice and recommendations with respect to other aspects of the business and affairs of the Fund; and shall, subject to the direction of the Trustees of the Fund and in cooperation with the officers of the Fund, administer the business and affairs of the Fund, including clerical, bookkeeping and administrative services. In acting hereunder, National shall be an independent contractor and shall not be an agent of the Fund.

2. National, at its expense, shall assemble and furnish to the Trustees and officers of the Fund all statistical information reasonably requested by them and reasonably available to National; shall furnish the Fund with office space and equipment; and shall permit such of its directors, officers and employees as may be elected as trustees or officers of the Fund to serve in the capacities to which they are elected. All services to be furnished by National under this agreement may be furnished through the medium of any such directors, officers or employees of National. The investment policies, the administration of its business and affairs, and all other acts of the Fund are and shall at all times be subject to the approval and direction of the Trustees of the Fund.

3. The Fund shall at all times keep National fully informed with regard to the securities owned by it, its funds available or to become available for investment, and generally as to the condition of its affairs. It shall furnish National with a certified copy of all financial statements, and a signed copy of each report prepared by independent public accountants and with such other information with regard to its affairs as National may, from time to time, reasonab1y request.

4. The Fund will pay all its expenses other than those expressly stated to be assumed by National hereunder. Expenses payable by the Fund shall include, but not be limited to, out-of-pocket expenses of trustees and fees of trustees who are not interested persons of National, interest charges, taxes, fees and commissions of every kind, expenses of pricing portfolio securities, expenses of issue, repurchase or redemption of shares, expenses of registering or qualifying shares for sale (including the printing of the Fund's registration statements and prospectuses), insurance expense, association membership dues, all charges of custodians (including sums as custodian and for keeping books and rendering


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other services to the Fund),  transfer  agents,  registrars,  auditors and legal counsel, expenses of preparing, printing and distributing all proxy material, prospectuses, reports and notices to shareholders, and all, costs incident to the Fund's organization and existence.

5. The services of National to the Fund are not to be deemed to be exclusive, National being free to render services to others and to engage in other activities.

6. As compensation to National, the Fund will pay National a monthly management fee at the annual rate of 3/4 of 1% on the first $410,000,000 of the aggregate average daily net assets of the Fund; .70% on the next $300,000,000 of such assets; .65% on the next $200,000,000 of such assets; .60% on the next $200,000,000 of such assets; .55% on the next $100,000,000 of such assets; .50%
on the next $100,000,000 of such assets; .45% on the next $100,000,000 of such assets; .40% on the next $100,000,000 of such assets and 3/8 of 1% per annum on the next aggregate average daily net assets of the Fund in excess of $1,510,000,000.

Notwithstanding any of the above provisions, National shall reimburse the Fund to the extent that in any fiscal year the total expenses of the Fund, exclusive of taxes, interest, brokerage fees, and extraordinary charges, such as litigation costs, exceed the most restrictive expense limitations applicable to the Fund under state securities laws or published regulations thereunder, as such limitations may be raised or lowered from time to time.

7. National assumes no responsibility under this agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Fund in following or declining to follow any advice or recommendation of National. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of National, National shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of or in connection with rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

8. This agreement shall terminate automatically in the event of its assignment; the term "assignment" for this purpose having the meaning defined in Section 2(a) (4) of the Investment Company Act of 1940, as amended (the "Act").

9. This agreement may be terminated at any time, without the payment of any penalty, (a) by the Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund as defined in the Act, by 60 days' written notice addressed to National at its principal place of business; and (b) by National by 60 days' written notice addressed to the Fund at its principal


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place of business.

10. The Declaration of Trust ("Declaration") establishing the Fund, dated June 25, 1986, a copy of which in on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "National Total Income Fund," as amended to reflect a change in the name of the Fund to "National Income and Growth Fund" on March 18, 1992, refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Fund may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Fund but the Fund property only shall be liable.

11. This agreement has been approved by the Trustees and shall be submitted for approval by the Shareholders of the Fund. If approved by a vote of the majority of the outstanding voting securities of the Fund, as defined in the Act, this agreement shall continue in effect for a period of two years from its effective date. Thereafter, this agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved annually by a majority of the Trustees who are not interested persons of the parties hereto as defined in the Act and either by (a) the Trustees of the Fund or (b) vote of a majority of the outstanding voting securities of the Fund, as defined in the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their officers thereunto duly authorized.

                         NATIONAL INCOME AND GROWTH FUND

                         By: /s/ ERNEST N. MYSOGLAND
                             ---------------------------------------------
Attest:                      Ernest N. Mysogland / Vice President


By:   /s/ MAIREAD M. COLLINS
     ------------------------------
      Mairead M. Collins
      Assistant Secretary


                         NATIONAL SECURITIES & RESEARCH CORPORATION

                         By: /s/ DENIS MCAULEY
                             ---------------------------------------------
                             Denis McAuley, Senior Vice President and
                               Chief Financial Officer


Attest:

By:   /s/ MAIREAD M. COLLINS
     ------------------------------
      Mairead M. Collins
      Assistant Secretary




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